UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets

On October 1, 2009, pursuant to the terms of the amended and restated investment agreement, as amended (the “Investment Agreement”), dated as of August 13, 2009, among Republic Airways Holdings Inc. (the “Company”), Frontier Airlines Holdings, Inc. (“Frontier”) and its subsidiaries, Frontier Airlines, Inc. and Lynx Aviation, Inc. (together with Frontier, the “Frontier Entities”), the Company purchased 1,000 newly issued shares of common stock, constituting all of the outstanding shares of Frontier, in connection with its emergence from bankruptcy. Under the Investment Agreement, the Company served as equity plan sponsor for the Frontier Entities plan of reorganization and paid $108.75 million and relinquished its rights to any distribution on account of the Company’s allowed general unsecured claims against the Frontier Entities.

The foregoing description of the terms set forth in the Investment Agreement are qualified in their entirety by reference to the text of the Investment Agreement. A copy of the Investment Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2009.

A copy of the press release  of the Company announcing the closing of the purchase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on From 8-K must be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on From 8-K must be filed.

(d)           Exhibits.

99.1	Press Release of the Company dated October 1, 2009

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Robert H. Cooper
Name: Robert H. Cooper Title: Executive Vice President and Chief Financial Officer

Dated: October 1, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated October 1, 2009.